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                                                                       EXHIBIT 5



                          GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS

                                JAMBOREE CENTER
                                  4 PARK PLAZA
                         IRVINE, CALIFORNIA  92614-8557
                                 (714) 451-3800


                                 March 7, 1997


(714) 451-3800                                                     C 29019-00856


Fluor Corporation
3353 Michelson Drive
Irvine, CA  92698


         Re:  Fluor Corporation -- 6.95% Notes due March 1, 2007


Ladies and Gentlemen:

         We have acted as legal counsel to Fluor Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $300,000,000 in aggregate principal amount of 6.95% Notes due March 1, 2007 of the Company (the "Notes"). The Notes are being issued under an Indenture, dated as of February 18, 1997 (the "Indenture"), among the Company and Bankers Trust Company, as Trustee.

         We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies.

         Based upon the foregoing, in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that: (1) the Notes, upon issuance thereof and timely payment in full therefor in the manner described in the Registration Statement on Form S-3 (File No. 333-18315) of the Company (the "Registration Statement"), the Prospectus dated February 18, 1997 and the Prospectus Supplement dated March 4, 1997 describing the terms of the Notes as issued, will be validly issued, fully paid and non-assessable and (2) the Notes so issued will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture pursuant to which they are to be issued.

         Our opinions set forth above are subject to (a) the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of

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Fluor Corporation
March 7, 1997
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creditors' rights generally and (b) the effect of general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Notes and the Indenture and the availability of specific performance and injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         In addition, we express no opinion as to (a) any provisions of the Notes or the Indenture regarding the remedies available to any person (i) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Notes or the Indenture or (ii) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the Company to perform its material obligations under the Notes or the Indenture; or (b) the provisions of the Notes or the Indenture that may provide for interest on interest or penalty interest.

         The Company is a Delaware corporation. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

         This opinion may not be quoted in whole or in part without our prior written consent.

         We hereby consent to the incorporation by reference of this opinion in the Company's Current Report on Form 8-K, event date March 4, 1997. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP
                                        ---------------------------------
                                            GIBSON, DUNN & CRUTCHER LLP


TDM/JMW/GCT